UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2021

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-0664764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	IFMK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments.

On July 19, 2021, the Audit Committee of the Board of Directors (“Board”) determined that a material charge for impairment was required under generally accepted accounting principles applicable to the Registrant related to two of its subsidiaries, the RET Wine Company (“RET”) and Jiuxiang Blue Sky Technology (Beijing) Co. Ltd (“Jiuxiang”). The Registrant’s Audit Committee currently estimates that the amount of the impairment charge is expected to be approximately $16 million for the reasons stated below. The Audit Committee is currently unable in good faith to make a determination of an estimate of the amount or range of amount for any future cash expenditures required; however, upon determination of such good faith estimates, the Registrant will file an amended report on Form 8-K.

The Registrant incorporates by reference in this Item 2.06 the narrative under Item 4.02 below.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 15, 2021, the Registrant received a notification letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) advising the Registrant that, because the Registrant has not filed its Form 10-K for the year ended March 31, 2021 (the “Form 10-K”), it no longer complies with Nasdaq’s Listing Rules for continued listing. Nasdaq Listing Rule 5250(c)(1) (the “Rule”) requires a company to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “Commission”) through the EDGAR system (the “Filing Requirement”).

The Registrant may submit a plan to return to compliance with the Rule. The Notice states that, if Nasdaq accepts the Registrant’s compliance plan, it may be eligible for additional time of up to 180 calendar days from the due date of the Form 10-K, or until January 10, 2022, to regain compliance with the Filing Requirement. The Registrant intends to provide a plan to return to compliance with the Rule to Nasdaq.

If the compliance plan is not accepted, Nasdaq will provide written notification to the Registrant that its common stock is subject to delisting. Similarly, if the plan is accepted, but the Company fails to regain compliance by the end of the plan period, the Company would receive a delisting notice. Following receipt of a delisting notice, the Registrant may request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). The request for a hearing, which must be granted, will initially stay any suspension or delisting action, and the Company may request that the stay be extended through the hearing and the expiration of any additional extension period granted by the Panel following the hearing. The granting of an extended stay is at the Panel’s discretion.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 19, 2021, the Audit Committee, in consultation with management and the Registrant’s independent registered public accounting firm, Wei, Wei, & Co., LLP (“Wei”), concluded that the Registrant’s consolidated financial statements for the three-, six-, and nine-month periods ended June 30, 2020, September 30, 2020, and December 31, 2020, respectively, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via Forms 10-Q on August 20, 2020, November 23, 2020, and February 22, 2021, respectively, should no longer be relied upon due to what management believes are errors in those financial statements.

The errors relate to the Registrant’s purchase of controlling interests in two separate companies in April 2020 and August 2020, the execution of which the Registrant now believes were fraudulently induced. The stock purchase agreements were to acquire controlling interests in two separate companies: (1) the RET Wine Company (“RET”), and (2) Jiuxiang Blue Sky Technology (Beijing) Co. Ltd (“Jiuxiang”, and together with RET, the “Subsidiaries”), which transactions closed in April 2020 and August 2020, respectively.

It has since come to the Audit Committee’s attention that the Registrant did not in fact acquire control of the Subsidiaries as of the closing dates. Management gradually came to such conclusion during the preparation of the Form 10-K for the year ended March 31, 2021, as it continued to encounter difficulties in (a) attempting to obtain access to the Subsidiaries’ books and records, (b) gaining access for Registrant-appointed management to manage these Subsidiaries’ operations, and (c) otherwise exercising de facto control over those Subsidiaries. Although Management was able to obtain the necessary information and prepare unaudited financial statements for previous periods with the cooperation of such Subsidiaries, the difficulties in obtaining the information required for the preparation of the audited financial statements despite the Registrant’s efforts to control the Subsidiaries has created doubt about whether the Registrant ever held actual control over such entities.

In addition, in January 2021, the iFresh shareholders who acquired shares through their sale of RET and Jiuxiang to iFresh, acting in concert with another Registrant shareholder who obtained his shares through an earlier equity investment, made an attempt to unseat members of the Registrant’s current Board in order to effect a takeover of the Registrant. This attempt is currently the subject of litigation in Delaware. For the above reasons, the Audit Committee has determined that the financial data provided by the two subsidiaries as incorporated in the Registrant’s previously-filed unaudited financial statements should not be relied upon.

Based on the foregoing, the Registrant is working to complete a restatement of, and file amended financial statements with the SEC for, the periods ended June 30, 2020, September 30, 2020, and December 31, 2020, all of the periods during which RET and Jiuxiang’s financial results were included in the unaudited financial statements of the Registrant. The Registrant is seeking guidance from the SEC’s Office of the Chief Accountant and is working with its auditor in an effort to complete the analysis. As discussed below, the Registrant has also retained an external accounting consultancy firm to assist. The Registrant anticipates filing the annual report for the year ended March 31, 2021, and the amendments to the quarterly reports for the periods ended June 30, 2020, September 30, 2020, and December 31, 2020, upon the conclusion of such analysis. The Registrant’s management currently expects its stockholders’ equity balance to decrease by approximately $16 million, which represents the value of the stock issued as of the dates of the acquisitions. Management is evaluating whether to record an expense in the same amount for the value of the shares issued.

The Registrant has not yet completed its review and has not yet reached a final determination with respect to the impact of the restatement on its previously-filed unaudited financial statements. The Delaware litigation concerning the membership of the Registrant’s board is also ongoing. For these reasons, the amount and potential impact discussed herein are preliminary and subject to change. Furthermore, the final adjustments may differ materially from the estimated amounts discussed herein, and additional errors and deficiencies could be identified during the course of these restatements. As soon as practicable following the Registrant’s determination regarding the appropriate accounting treatment, the Registrant plans to file amendments to the affected Forms 10-Q, as well as file the Form 10-K for the fiscal year ended March 31, 2021.

Beyond the restatement process, the challenged Board members are vigorously litigating before a Delaware court to resist the above-described takeover attempt.

As noted in a prior Form 8-K dated June 25, 2021, on June 21, 2021, Amy Xue resigned from her position as the Registrant’s Chief Financial Officer (“CFO”). Ms. Xue’s appointment as CFO was recommended to the Registrant by the shareholder leading the effort to unseat members of the Board. Since Ms. Xue’s departure, the Registrant has retained an external accounting consultancy firm to assist the Registrant with fulfilling its public reporting obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2021

iFRESH INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

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